CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  INACOM CORP.

     INACOM CORP., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence of ARTICLE IV of the Certificate of Incorporation in its present form and substituting therefor a new first sentence of ARTICLE IV in the following form:

     "The total number of shares which this corporation shall have the authority to issue is One Hundred One Million (101,000,000) shares, divided into One Hundred Million (100,000,000) shares of Common Stock of a par value of Ten Cents ($.10) per share and One Million (1,000,000) shares of Class A Preferred Stock of a par value of One Dollar ($1.00) per share."

     SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on this 17th day of February, 1999.

                                              INACOM CORP.

                                              /s/ BILL L. FAIRFIELD
                                           By:_________________________
                                              BILL L. FAIRFIELD
                                              President



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